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                     WILLIAMS & WEBSTER, P.S.
                   Certified Public Accountants
                       601 West Riverside
                            Suite 1970
                 Spokane, Washington   99201-0611
                          (509) 838-8111
                        FAX (509) 624-5001




             CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Royal Silver Mines, Inc.
Spokane, Washington


We consent to the use of our reports dated February 13, 1997, on the financial statements of Royal Silver Mines, Inc. as of December 31, 1996, and the inclusion of our name under the headings "Selected Financial Data" and "Experts" in the Form SB-2
Registration Statement filed in March 1997.

/s/ Williams & Webster P.S.

Williams & Webster, P.S.
Spokane, Washington

March 20, 1997